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          EXHIBIT 23.1 -- CONSENT OF INDEPENDENT CHARTERED ACCOUNTANT

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of Repap Enterprises Inc. of our report dated January 21, 1998, except for
Note 25 which is as at February 20, 1998, and our comments by auditors for U.S. readers on Canada-U.S. reporting differences dated January 21, 1998, included in the 1997 Annual Report to Shareholders of Repap Enterprises Inc.

     Our audit also included the financial statements schedules of Repap Enterprises Inc. listed in Item 14(a). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

Montreal, Canada,
January 21, 1998.                                          Chartered Accountants

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